Exhibit No. 32.1
Form 10-QSB
Tomahawk Industries, Inc.
File No. 0-9483


          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report of Tomahawk Industries, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Glenn A. Little, Chief Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: February 10, 2004                    By: /s/ Glenn A. Little
      -----------------                       ----------------------------------
                                                                 Glenn A. Little
                                           Chief Executive and Financial Officer



A signed original of this written statement required by Section 906 has been provided to Tomahawk Industries, Inc. and will be retained by Tomahawk Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.